                                                                   Exhibit 10.13
                                                                   -------------

       DESCRIPTION OF DIRECTORS AND NAMED EXECUTIVE OFFICERS COMPENSATION

         The compensation payable to all of the Company's non-employee directors is as follows:

             o    An annual cash retainer of $30,000;

             o An additional annual cash retainer of $15,000 for the chair of the Audit Committee and $5,000 for each other member of the Audit Committee;

             o An additional annual cash retainer of $5,000 for the chair of the Compensation Committee and $2,500 for each other member of the Compensation Committee; and

             o An additional annual cash retainer of $3,500 for the chair of the Nominating and Corporate Governance Committee and $2,500 for each other member of the Nominating and Corporate Governance Committee.

Michael J. Joyce will also receive a $25,000 fee in 2006 for his services as chair of the board committee conducting a search for the new Chief Executive Officer of the Company. In addition, non-employee directors each receive an annual stock option grant pursuant to the Company's 2002 Stock Option Plan. The amount of shares subject to the option grant and the exercise price will be determined by the Company's Board of Directors in August 2006.

         On February 20, 2006, the Board of Directors of the Company reaffirmed the current annual salaries of each of the following executive officers in the respective following amounts:

         Name                                               Salary
         ----                                               ------
         John E. (Jack) Parker                              $ 450,000

         Lawrence H. Fine                                   $ 350,000

         Leslie H. Gordon                                   $ 244,625

         Patricia A. Parker                                 $ 215,000

         Jeffrey C. Gerstel                                 $ 215,000

         Janet Parker                                       $ 175,000